UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) January 26, 2009
CANARGO ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-32145	91-0881481

(State or other jurisdiction Of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

CanArgo Energy Corporation
P.O. Box 291, St. Peter Port
Guernsey, British Isles	GY1 3RR

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code +(44) 1481 729 980
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS
Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing
Item 7.01. Regulation FD Disclosure
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EX-99.1

The matters discussed in this Current Report on Form 8-K include forward looking statements, which are subject to various risks, uncertainties and other factors that could cause actual results to differ materially from the results anticipated in such forward looking statements. Such risks, uncertainties and other factors include the uncertainties inherent in oil and gas development and production activities, the effect of actions by third parties including government officials, fluctuations in world oil prices and other risks detailed in the Company’s Reports on Forms 10-K and 10-Q filed with the Securities and Exchange Commission. The forward-looking statements are intended to help shareholders and others assess the Company’s business prospects and should be considered together with all information available. They are made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company cannot give assurance that the results will be attained.
Section 3- Securities and Trading Markets

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
On January 26, 2009, CanArgo Energy Corporation (“CanArgo” or the “Company”) (OSE: CNR, NYSE ALTERNEXT: CNR.BC) received a letter dated January 23, 2009 from the staff of the NYSE Alternext US LLC (the “Exchange”), formerly known as the American Stock Exchange, Inc. or the “AMEX”, that the staff has determined, based upon its review of available information as well as discussions with the Company, that the Company is not in compliance with Sections 803(A)(1) of the Alternext US Company Guide (the “Company Guide”) in that its Board of Directors does not have a majority of independent directors and 803(B)(2) of the Company Guide in that its audit committee is not comprised of at least three independent directors. Specifically, following the Board change announced December 8, 2008, the Company currently only has two independent directors of the four directors on the Company’s Board of Directors and an audit committee composed of only two members. The Company previously publicly announced its failure to meet these continued listing requirements as a result of such Board change on January 9, 2009.
The Company will have until the earlier of the next annual shareholders’ meeting or one year from the occurrence of the event that caused the listing deficiencies to regaining its compliance with the Exchange’s continued listing requirements.
Section 7—Regulation FD

Item 7.01.	Regulation FD Disclosure.
As described in Item 3.01 in greater detail the Company today announced that it was notified by the staff of the Exchange, that the staff had determined that as a result of a recent change in the composition of the Board of Directors the Company was no longer in compliance with the continued listing requirements that a majority of the directors qualify as independent directors and that the audit committee be comprised of at least three independent directors. The staff further advised the Company that it had until the earlier of the next annual shareholders’ meeting or one year from the occurrence of the event that caused the listing deficiencies to regaining its compliance with the Exchange’s continued listing requirements.
See Item 3.01 and the copy of the Press Release attached hereto as Exhibit 99.1 for in description in greater detail of these developments.
CanArgo is an independent oil and gas exploration and production company with its oil and gas operations currently located in Georgia.
The information in this item 7.01 (including its exhibit) shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), or otherwise subject to liability of that section. The information in this report (including its exhibit) shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.
Section 9—Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits:

Exhibit No.	Exhibit Description

99.1	Press Release dated January 30, 2009 issued by CanArgo Energy Corporation.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CANARGO ENERGY CORPORATION
Date: January 30, 2009	By:	/s/ Jeffrey Wilkins
Jeffrey Wilkins, Corporate Secretary